                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Nastech Pharmaceutical Company, Inc.

     We consent to the use of our report included herein and to the reference to our Firm under the heading "Experts" in the Prospectus.

                                    ROBBINS, GREENE, HOROWITZ, LESTER & CO., LLP

January 2, 1997
New York, New York